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Exhibit 10.1

CONFORMED COPY

AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT
AND LIMITED WAIVER AND CONSENT

        This AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT AND LIMITED WAIVER AND CONSENT (this "Amendment No. 1"), dated as of July 29, 2003 is made among GENCORP INC., an Ohio corporation ("Borrower"), DEUTSCHE BANK TRUST COMPANY AMERICAS (f/k/a Bankers Trust Company), for itself, as a Lender and as Administrative Agent for the Lenders ("Administrative Agent"), and the other Lenders signatory to the hereinafter defined Credit Agreement.

RECITALS

        A.    The Administrative Agent, the Lenders and the Borrower are party to that certain Amended and Restated Credit Agreement dated as of December 28, 2000 and amended and restated as of October 2, 2002 (as further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").

        B.    On and subject to the terms and conditions hereof, the Administrative Agent, the Lenders and the Borrower wish to amend and waive, on a limited basis, certain provisions of the Credit Agreement as set forth herein, all subject to the express terms and conditions specified in this Amendment No. 1.

        C.    This Amendment No. 1 shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment No. 1; capitalized terms used herein without definition are so used as defined in the Credit Agreement.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

        1.    Amendments to Credit Agreement.    Subject to the conditions set forth in Section 5 hereof, the Credit Agreement is hereby amended as follows:

          (a)    Section 1.1 of the Credit Agreement shall be amended by inserting the following definitions in the applicable alphabetical order:

    "Acquisition" means a Permitted Acquisition.

    "ARC Acquisition Agreement" means the Purchase Agreement, dated as of May 2, 2003 between the ARC Seller and Aerojet, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

    "ARC Acquisition Closing Date" means the date on which the ARC Business Acquisition shall have been consummated in accordance with the terms of the ARC Acquisition Documents.

    "ARC Acquisition Documents" means the ARC Acquisition Agreement, the Other Agreements (as defined in the ARC Acquisition Agreement), the Disclosure Package (as defined in the ARC Acquisition Agreement) and any material agreement, document, instrument and certificate executed and/or delivered pursuant to the terms thereof.

    "ARC Acquisition Subordinated Notes" means collectively, those certain unsecured senior subordinated notes due 2013 issued by the Borrower and in a minimum principal amount which shall not be less than $140,000,000 when initially issued and in a maximum principal amount which shall not exceed $200,000,000 at any time outstanding, as the same may be amended, restated, supplemented or otherwise modified from time to time as permitted hereunder.

    "ARC Business Acquisition" means the purchase by Aerojet from the ARC Seller of (a) substantially all of the ARC Seller's business relating directly to (i) the manufacturing of propulsion systems for missiles and space vehicles (including station keeping thrusters); (ii) the manufacturing of certain related propellants and components; and (iii) the manufacturing of automotive airbag propellants, in the United States and in the United Kingdom through the ARC Seller's affiliate, the UK Company and (b) all of the issued and outstanding share capital of the UK Company, pursuant to the ARC Acquisition Agreement.

    "ARC Seller" means Atlantic Research Corporation.

    "Cash Operating Account" has the meaning assigned to that term in Section 4.4(l).

    "Cash Operating Account Close Date" has the meaning assigned to that term in Section 4.4(l).

    "Minimum Liquidity Amount" has the meaning assigned to that term in Section 7.18.

    "Retained Amount" has the meaning assigned to that term in Section 4.4(l).

    "UK Company" means ARC UK Limited.

          (b)    The definition of "Consolidated Adjusted EBITDA" contained in Section 1.1 of the Credit Agreement shall be amended by (i) deleting the phrase "minus, to the extent included in Consolidated Net Income or Consolidated Net Loss for such period, any non-cash non-operating income or gains related to defined pension plans of the Borrower" immediately following the phrase "Section 420 of the Internal Revenue Code (or its successor provision) was utilized by the Borrower in the preceding Fiscal Year," and substituting in lieu thereof the following:

    "(vi) any non-cash loss or expense related to defined pension plans of the Borrower minus, (A) to the extent included in Consolidated Net Income or Consolidated Net Loss for such period, any non-cash income or gains related to defined benefit pension plans of the Borrower, and (B) any cash payments relating to defined benefit pension plans of the Borrower"

        and (ii) inserting the following sentence immediately following the phrase "assuming the consummation of the OTS Business Acquisition as of the first day of such four-quarter period.":

    "Further, for any four-quarter period ending on or prior to the date that is the one-year anniversary date of the ARC Acquisition Closing Date but after the ARC Acquisition Closing Date (to the extent such date occurs), Consolidated Adjusted EBITDA shall be calculated on a pro forma basis assuming the consummation of the ARC Business Acquisition as of the first day of such four-quarter period."

          (c)    The definition of "Consolidated Net Worth" contained in Section 1.1 of the Credit Agreement shall be amended by inserting the phrase "plus, but only so long as the Consolidated Net Worth of the Borrower calculated in accordance with the preceding provisions (and prior to the following adjustment) is greater than zero, the accumulated charge to equity, if any, associated with the minimum pension liability relating to any defined benefit pension plan of the Borrower," immediately following the phrase "obsolescence, environmental liabilities, deferred income taxes, insurance and inventory valuation".

          (d)    Subsection 2.10(a)(i)(A) of the Credit Agreement shall be deleted in its entirety and the following is substituted in lieu thereof:

            "(A) the aggregate LC Obligations at such time would exceed the Dollar Equivalent of Seventy Million Dollars ($70,000,000), or"

          (e)    Section 4.4 of the Credit Agreement shall be amended by inserting the following new subsections (k) and (l) immediately after subsection (j) thereof:

    "(k) Mandatory Prepayment Upon Purchase Price Adjustment Related to ARC Business Acquisition. On the Business Day following receipt of the net cash proceeds of any payment by the ARC Seller to Aerojet pursuant to any adjustment to the Purchase Price (as such term is defined in the ARC Acquisition Agreement) an amount equal to 100% of such payment shall be applied as a mandatory repayment of principal of the Term Loans pursuant to the terms of Section 4.5(a), subject to modification of such application as set forth in Section 4.5(c); provided that no such payment shall be required to be so applied if the proceeds of such adjustment do not equal or exceed $7,000,000 (or the Dollar Equivalent thereof).

    (l) Mandatory Prepayment Upon Issuance of ARC Acquisition Subordinated Notes.    Notwithstanding anything to the contrary in Section 4.4(h), on the Business Day of receipt thereof, an amount equal to 100% of the Net Offering Proceeds of the ARC Acquisition Subordinated Notes shall be (x) first, applied to repay, pro rata, the outstanding Revolving Loans (without a permanent reduction of the Revolving Commitments) pursuant to Section 4.5(a) (and the Revolving Lenders hereby waive compensation for funding losses pursuant to Section 3.5 solely as a result of such repayment) and (y) second, retained by the Borrower for the purpose of financing, in part, the ARC Business Acquisition (the "Retained Amount"); provided, however, that pending application of the Retained Amount to finance the ARC Business Acquisition in the manner permitted hereunder, such Retained Amount shall be deposited by the Borrower on the Business Date of receipt thereof into a designated operating account of the Borrower at DBTCA (the "Cash Operating Account"), which Cash Operating Account shall be maintained in accordance with, and used for the purposes described in, said Section 7.18. In the event that the ARC Business Acquisition has not been consummated by December 31, 2003 (the "Cash Operating Account Close Date"), the Borrower shall be required on the Cash Operating Account Close Date to apply an amount equal to 100% of the Retained Amount to repay, on a pro rata basis, the Term A Loans pursuant to Section 4.5(a), and thereafter, to the extent of any remaining Retained Amount, to repay, on a pro rata basis, the New Term B Loans pursuant to Section 4.5(a), subject to modification of such application as set forth in Section 4.5(c)."

          (f)    The first sentence of Section 4.5(a) of the Credit Agreement shall be deleted in its entirety and the following is substituted in lieu thereof:

    "Subject in all events to the final proviso set forth in Section 4.4(d), (f), (g), (h)  and (j) and except as otherwise expressly provided in Section 4.4(d) and (j), all prepayments of principal made by the Borrower pursuant to Section 4.4 (other than with respect to Section 4.4(a), (b), (c) and (l)) shall be applied to repay the Term A Loans and the New Term B Loans (with the Term A Percentage of such repayment to be applied as a repayment of Term A Loans and the New Term B Percentage of such repayment to be applied as a repayment of New Term B Loans)."

          (g)    Section 4.5(a) of the Credit Agreement shall be amended by inserting the following sentences immediately after the sentence "Any prepayment of Term Loans pursuant to Section 4.4(i) shall be applied pro rata to each of the Scheduled Term A Repayments and Scheduled New Term B Repayments.":

    "Any prepayments of Revolving Loans pursuant to Section 4.4(l) shall be applied, to the payment, pro rata, of the then outstanding balance of the Revolving Loans and within each of the Revolving Loans, first to the payment of Base Rate Loans and second to the payment of Eurocurrency Loans; and with respect to Eurocurrency Loans, in such order as the Borrower shall request (and in the absence of such request, as the Administrative Agent shall determine). Any prepayments of Term Loans pursuant to Section 4.4(l) shall be allocated first to the Term A Loans or the New Term B Loans, as the case may be, based on the aggregate principal amount of the Scheduled Term A Repayments or the Scheduled New Term B Repayments, as applicable, due within the twelve month period following the date of such prepayment in direct order of maturity, and, thereafter, shall be allocated second to the Term A Loans or the New Term B Loans, as the case may be, in proportional amounts equal to the Term A Percentage or the New Term B Percentage (in each case, after giving effect to the prepayments made to the Scheduled Term A Repayments or Scheduled New Term B Repayments due within such twelve month period as specified above), as the case may be, of such remaining prepayment, if any, and, within each Term A Loan or New Term B Loan, shall be applied to reduce the remaining Scheduled Term A Repayments or Scheduled New Term B Repayments on a pro rata basis (based upon the then remaining principal amount of such Scheduled Term A Repayments or Scheduled New Term B Repayments, as the case may be)."

          (h)    The first sentence of Section 4.5(c) of the Credit Agreement shall be deleted in its entirety and the following is substituted in lieu thereof:

    "Notwithstanding anything to the contrary contained in this Section 4.5 with respect to any voluntary prepayment or mandatory prepayment of New Term B Loans otherwise required pursuant to Sections 4.3, 4.4(d), (e), (f) , (g), (h), (i), (j), (k) and (l), if the Borrower has given the Administrative Agent written notification that the Borrower has elected, in its sole discretion, to give each Lender with a New Term B Loan the right to waive such Lender's rights to receive its pro rata percentage of such prepayment (any such repayment, a "Waivable Prepayment"), the Administrative Agent shall notify such Lenders thereof and the amount required to be applied to each such Lender's New Term B Loans pursuant to the Waivable Prepayment."

          (i)    Article VII of the Credit Agreement shall be amended by inserting the following new Section 7.18 immediately after Section 7.17 therein:

    "Section 7.18 Cash Operating Account.

    Until the earlier to occur of (i) the ARC Acquisition Closing Date or (ii) the Cash Operating Account Close Date, the Borrower agrees to maintain the Cash Operating Account and, subject to the following sentence, to use amounts on deposit in the Cash Operating Account for (x) the purposes described in Section 4.4(l) and (y) ongoing working capital needs and general corporate purposes. For so long as the Cash Operating Account remains in existence in accordance with this Section 7.18, the Borrower agrees to maintain amounts on deposit in the Cash Operating Account plus Total Available Revolving Commitment in an aggregate amount of not less than $165,000,000 (the "Minimum Liquidity Amount") and further agrees that it shall not withdraw more than $25,000,000 in the aggregate from the Cash Operating Account and that it shall only withdraw such permitted amounts so long as it shall maintain the Minimum Liquidity Amount at the time of, and after giving effect to, any such withdrawal. Amounts held in the Cash Operating Account shall be invested solely in Cash and Cash Equivalents."

          (j)    Section 8.2 of the Credit Agreement shall be amended by (i) in subsection (p) thereof, deleting the "." and inserting in lieu thereof the following phrase "; and" and (ii) inserting the following new subsections (q), (r) and (s) immediately after subsection (p) therein:

            "(q)    Indebtedness of the Borrower arising under the ARC Acquisition Subordinated Notes; provided, that the principal amount of such Indebtedness shall not be less than $140,000,000 in the aggregate when initially issued and shall not exceed $200,000,000 in the aggregate at any time outstanding;

            (r)    Indebtedness consisting of Guarantee Obligations of any Subsidiary of the Borrower of the ARC Acquisition Subordinated Notes, provided, that such Subsidiary Guarantee Obligations shall be unsecured and shall be subordinated to the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent and the principal amount of the ARC Acquisition Subordinated Notes being guaranteed shall not be less than $140,000,000 in the aggregate when initially issued and shall not exceed $200,000,000 in the aggregate at any time outstanding; and

            (s)    Indebtedness consisting of an unsecured Guarantee Obligation by the Borrower of the obligations of Aerojet under the ARC Acquisition Documents."

          (k)    Section 8.7(h) of the Credit Agreement shall be deleted in its entirety and the following is substituted in lieu thereof:

    "(h) the Borrower and its Subsidiaries may make capital contributions to existing Foreign Subsidiaries of the Borrower, and may capitalize or forgive any Indebtedness owed to them by a Foreign Subsidiary of the Borrower, provided, that the aggregate amount of such contributions, capitalizations and forgiveness, without duplication as to amounts contributed from one Subsidiary to its Subsidiary (determined without regard to any write-downs or write-offs thereof), shall not exceed an amount equal to $5,000,000 (or the Dollar Equivalent thereof) and provided further that, notwithstanding the preceding proviso, the Borrower and its Subsidiaries may make capital contributions to Snappon SA through contributions of intercompany receivables in an aggregate amount not to exceed $24,000,000 (or the Dollar Equivalent thereof);"

          (l)    Section 8.11 of the Credit Agreement shall be amended by (i) in subsection (ii) thereof, deleting the "or"; (ii) in subsection (iii) thereof, deleting the "." and inserting in lieu thereof the following phrase "; or"; and (iii) inserting the following new subsection (iv) immediately after subsection (iii) therein:

    "(iv) amend, modify or permit the amendment or modification in any way adverse to the interests of the Lenders (as reasonably determined by the Administrative Agent after reasonable advance notice of such proposed change) of any provision of the ARC Acquisition Subordinated Notes or the Subordinated Notes, or any indentures or agreements pursuant to which the ARC Acquisition Subordinated Notes or the Subordinated Notes have been authorized without the prior written consent of the Required Lenders; provided, however, that with respect to amendments and modifications to such notes or agreements which do not require consent of the affected noteholders, such consent of the Lenders shall not be unreasonably withheld, conditioned or delayed, and provided further that it being understood, without limitation, that no amendment or modification of such notes or agreements that, solely with respect to the terms of such notes or agreements, reduces principal, interest or fees, premiums or penalty charges, or extends any scheduled or mandatory payment, prepayment or redemption of principal or interest, or makes less restrictive any agreement or releases away any security, or waives any condition precedent or default shall be adverse to the interests of the Lenders for purposes of this Agreement."

          (m)    Section 9.1 of the Credit Agreement shall be amended by deleting the Fiscal Years Ending November 30, 2003 and November 30, 2004 and the amounts immediately set forth opposite such Fiscal Years and substituting the following in lieu thereof:

"Fiscal Year Ending	Amount
November 30, 2003	$50,000,000
November 30, 2004	$55,000,000	"

          (n)    Section 9.3 of the Credit Agreement shall be amended by (i) deleting all of the Fiscal Quarters after (but not including) May 31, 2003 and the ratios immediately set forth opposite such Fiscal Quarters and (ii) substituting the following in lieu thereof; provided that (A) the ratios set forth under the heading "Effective Date Ratio" shall become effective immediately upon the Effective Date and (B) the ratios set forth under the heading "ARC Acquisition Ratio" shall become immediately effective (and shall supersede the Effective Date Ratios) upon the ARC Acquisition Closing Date, without any further action on behalf of the Borrower or the Lenders:

"Fiscal Quarter	Effective Date Ratio	ARC Acquisition Ratio
August 31, 2003	4.50 to 1.00	4.50 to 1.00
November 30, 2003	4.10 to 1.00	4.40 to 1.00
February 28, 2004	4.10 to 1.00	4.30 to 1.00
May 31, 2004	4.10 to 1.00	4.20 to 1.00
August 31, 2004	4.20 to 1.00	4.10 to 1.00
November 30, 2004	4.50 to 1.00	4.20 to 1.00
February 28, 2005	4.60 to 1.00	4.30 to 1.00
May 31, 2005	4.60 to 1.00	4.40 to 1.00
August 31, 2005	4.60 to 1.00	4.50 to 1.00
November 30, 2005	4.70 to 1.00	4.70 to 1.00
February 28, 2006 and thereafter	5.00 to 1.00	5.00 to 1.00"

          (o)    Section 9.4 of the Credit Agreement shall be amended by (i) deleting all of the Fiscal Quarters after (but not including) May 31, 2003 and the ratios immediately set forth opposite such Fiscal Quarters and (ii) substituting the following in lieu thereof; provided that (A) the ratios set forth under the heading "Effective Date Ratio" shall become effective immediately upon the Effective Date and (B) the ratios set forth under the heading "ARC Acquisition Ratio" shall become immediately effective (and shall supersede the Effective Date Ratios) upon the ARC Acquisition Closing Date, without any further action on behalf of the Borrower or the Lenders:

"Fiscal Quarter	Effective Date Ratio	ARC Acquisition Ratio
August 31, 2003	3.25 to 1.00	3.25 to 1.00
November 30, 2003	3.25 to 1.00	3.70 to 1.00
February 28, 2004	3.25 to 1.00	3.60 to 1.00
May 31, 2004	3.25 to 1.00	3.60 to 1.00
August 31, 2004	3.25 to 1.00	3.60 to 1.00
November 30, 2004	3.00 to 1.00	3.25 to 1.00
February 28, 2005	2.90 to 1.00	3.25 to 1.00
May 31, 2005	2.90 to 1.00	3.10 to 1.00
August 31, 2005	2.90 to 1.00	3.00 to 1.00
November 30, 2005	2.80 to 1.00	2.80 to 1.00
February 28, 2006r	2.60 to 1.00	2.60 to 1.00
May 31, 2006 and thereafter	2.50 to 1.00	2.50 to 1.00"

          (p)    Section 10.1(c) of the Credit Agreement shall be amended by deleting the phrase "Sections 7.3(a) or 7.11" therein and substituting in lieu thereof the phrase "Sections 7.3(a), 7.11 or 7.18".

        2.    Limited Waiver and Consent.

          (a)    The Majority Lenders of each of the Term A Facility and the New Term B Facility hereby waive compliance by the Borrower with respect to Section 4.4(h) of the Credit Agreement in connection with the application of the Net Offering Proceeds of the ARC Acquisition Subordinated Notes.

          (b)    The Required Lenders hereby waive compliance by the Borrower with respect to Section 8.7(k) of the Credit Agreement in connection with the ARC Business Acquisition and hereby consent to the ARC Business Acquisition as a "Permitted Acquisition" for all purposes of the Credit Agreement, notwithstanding the terms and conditions set forth in such Section 8.7(k).

          (c)    The Facing Agent hereby consents to the increase in the maximum amount of aggregate LC Obligations from $60,000,000 to $70,000,000.

        3.    Representations and Warranties.    As of the date hereof, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

          (a)    After giving effect to this Amendment No. 1 (i) no Unmatured Event of Default or Event of Default shall have occurred or be continuing and (ii) the representations and warranties of the Borrower contained in the Loan Documents shall each be true and correct in all material respects at and as of the date hereof to the same extent as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which event such representation and warranties shall be true and correct as of such specified date.

          (b)    The execution, delivery and performance, as the case may be, by the Borrower of this Amendment No. 1 and the other Loan Documents and transactions contemplated hereby are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action (including, without limitation, all necessary shareholder approvals) of the Borrower, shall have received all necessary governmental approvals, and do not and will not contravene or conflict with any provision of law applicable to the Borrower, the certificate or articles of incorporation or bylaws of the Borrower, or any order, judgment or decree of any court or other agency of government or any contractual obligation binding upon the Borrower.

          (c)    Each of this Amendment No. 1, the Credit Agreement and any other Loan Document is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms, except to the extent enforceability is limited by bankruptcy, insolvency or similar laws affecting the rights of creditors generally or by application of general principles of equity.

        4.    Amendment Fee.    In consideration of the execution of this Amendment No. 1 by the Lenders, the Borrower hereby agrees to pay on the Amendment Effective Date, without setoff, deduction or counterclaim, to the Administrative Agent on account of each Lender that has executed and delivered (including delivery of way of facsimile) a copy of this Amendment No. 1 to the attention of Kay McNab at Winston & Strawn, 35 West Wacker Drive, Chicago, Illinois 60601, telecopy number 312-558-5700, at or prior to 2:00 p.m. (New York City time) on July 29, 2003 (the "Delivery Date"), a non-refundable amendment fee (the "Amendment Fee") in an amount equal to 0.125% of the sum of such Lender's Revolving Commitment, Term A Loans and New Term B Loans as of the Delivery Date.

        5.    Conditions.    This Amendment No. 1 shall become effective on the date (the "Amendment Effective Date") each of the following conditions precedent is satisfied:

          (a)    the Administrative Agent shall have received counterparts of this Amendment No. 1 duly executed by the Borrower, the Subsidiary Guarantors, the Administrative Agent and the percentages of Lenders required by the Credit Agreement (and such counterparts of the Lenders held by the Administrative Agent shall be released by the Administrative Agent without any further action by such Lenders);

          (b)    the Administrative Agent shall have received duly executed originals of a certificate of the Chief Executive Officer or Chief Financial Officer of the Borrower and each other Credit Party, dated as of the date hereof, stating that (A) since November 30, 2002 (i) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; (ii) there has been no material adverse change in the industry in which the Borrower or such Credit Party operates; (iii) no litigation has been commenced which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Credit Agreement and the other Loan Documents; (iv) there have been no Restricted Payments made by the Borrower or any of its Subsidiaries other than in accordance with the Credit Agreement; and (v) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of the Borrower or any of its Subsidiaries, and (B) all necessary governmental (domestic and foreign) and third party approvals in connection with the Credit Agreement and the transactions contemplated by this Amendment No. 1 have been obtained and remain in effect;

          (c)    the Administrative Agent shall have received pro forma (after giving effect to the transactions contemplated by this Amendment No. 1, including the issuance of the ARC Acquisition Subordinated Notes and the consummation of the ARC Business Acquisition) financial statements in form and substance satisfactory to the Administrative Agent and the Required Lenders;

          (d)    the Administrative Agent shall have received from the Borrower all fees and expenses of legal counsel (both foreign and U.S.) to the Administrative Agent to the extent then invoiced;

          (e)    the Borrower shall have paid in full to the Administrative Agent the Amendment Fee required by Section 4 hereof; and

          (f)    the ARC Acquisition Subordinated Notes shall have been issued and shall be outstanding.

        6.    Affirmation of Subsidiary Guarantors.    By its signature set forth below, each Subsidiary Guarantor hereby confirms to the Administrative Agent and the Lenders that, after giving effect to this Amendment No. 1 and the transactions contemplated hereby, the Subsidiary Guaranty of such Subsidiary Guarantor and each other Loan Document to which such Subsidiary Guarantor is a party continues in full force and effect and is the legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

        7.    Successors and Assigns.    This Amendment No. 1 shall be binding on and shall inure to the benefit of the Borrower, the Administrative Agent, the Lenders and their respective successors and assigns; provided that the Borrower may not assign its rights, obligations, duties or other interests hereunder without the prior written consent of the Administrative Agent and the Lenders. The terms and provisions of this Amendment No. 1 are for the purpose of defining the relative rights and obligations of the Borrower, the Administrative Agent and the Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Amendment No. 1.

        8.    Entire Agreement.    This Amendment No. 1, the Credit Agreement (as amended hereby) and the other Loan Documents constitute the entire agreement of the parties with respect to the subject matter hereof.

        9.    Incorporation of Credit Agreement.    The provisions contained in Sections 12.4, 12.9 and 12.10 of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety with respect to this Amendment No. 1.

        10.    Amendment; Waiver.    The parties hereto agree and acknowledge that nothing contained in this Amendment No. 1 in any manner or respect limits or terminates any of the provisions of the Credit Agreement or any of the other Loan Documents other than as amended as expressly set forth herein and further agree and acknowledge that the Credit Agreement (as amended hereby) and each of the other Loan Documents remain and continue in full force and effect and are hereby ratified and confirmed. Except to the extent expressly set forth herein, the execution, delivery and effectiveness of this Amendment No. 1 shall not operate as a waiver of any rights, power or remedy of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document. No delay on the part of any Lender or the Administrative Agent in exercising any of their respective rights, remedies, powers and privileges under the Credit Agreement or any of the Loan Documents or partial or single exercise thereof, shall constitute a waiver thereof. On and after the Effective Date, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Credit Agreement in the Loan Documents and all other documents delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended hereby.

        11.    Captions.    Section captions used in this Amendment No. 1 are for convenience only, and shall not affect the construction of this Amendment No. 1.

        12.    Severability.    Whenever possible each provision of this Amendment No. 1 shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment No. 1 shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment No. 1.

        13.    Counterparts.    This Amendment No. 1 may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment No. 1 by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment No. 1.

[signature pages immediately follow]

        IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed as of the date first written above.

GENCORP INC.		GENCORP PROPERTY INC., as Subsidiary Guarantor
By:	/s/ TERRY L. HALL Name: TERRY L. HALL Title: President and Chief Executive Officer	By:	/s/ TERRY L. HALL Name: TERRY L. HALL Title: President
AEROJET FINE CHEMICALS LLC By its sole member: GenCorp Inc., an Ohio corporation as Subsidiary Guarantor		AEROJET-GENERAL CORPORATION, as Subsidiary Guarantor
By:	/s/ YASMIN R. SEYAL Name: YASMIN R. SEYAL Title: Treasurer	By:	/s/ YASMIN R. SEYAL Name: YASMIN R. SEYAL Title: Treasurer
AEROJET INVESTMENTS LTD., as Subsidiary Guarantor		AEROJET ORDNANCE TENNESSEE, INC., as Subsidiary Guarantor
By:	/s/ FRANK V. FOGARTY Name: FRANK V. FOGARTY Title: Vice President & Chief Financial Officer/Treasurer	By:	/s/ DALE G. ADAMS Name: DALE G. ADAMS Title: President
GDX AUTOMOTIVE INC., as Subsidiary Guarantor		GDX LLC By its sole member: GenCorp Inc., an Ohio corporation as Subsidiary Guarantor
By:	/s/ TERRY L. HALL Name: TERRY L. HALL Title: President and Chairman	By:	/s/ TERRY L. HALL Name: TERRY L. HALL Title: President

PENN INTERNATIONAL INC., as Subsidiary Guarantor		RKO GENERAL, INC., as Subsidiary Guarantor
By:	/s/ TERRY L. HALL Name: TERRY L. HALL Title: President	By:	/s/ TERRY L. HALL Name: TERRY L. HALL Title: President
DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly known as Bankers Trust Company), as Lender, Administrative Agent and Facing Agent		ABN AMRO BANK N.V., as Lender
By:	/s/ MARGUERITE SUTTON Name: MARGUERITE SUTTON Title: Vice President	By:	/s/ TERRENCE J. WARD Name: TERRENCE J. WARD Title: Senior Vice President
		By:	/s/ EDWARD JOHN HILL III Name: EDWARD JOHN HILL III Title: Assistant Vice President
AMMC CDO II, LIMITED By: American Money Management Corp., as Collateral Manager		VENTURE CDO 2002, LIMITED By its investment advisor, Barclays Capital Asset Management Limited,
By its sub-advisor, Barclays Bank PLC, New York Branch
By:	/s/ DAVID P. MEYER Name: DAVID P. MEYER Title: Vice President	By:	/s/ MARTIN F. DAVEY Name: MARTIN F. DAVEY Title: Director
VENTURE II CDO 2002, LIMITED By its investment advisor, Barclays Bank PLC, New York Branch		THE BANK OF NOVA SCOTIA, as Lender
By:	/s/ MARTIN F. DAVEY Name: MARTIN F. DAVEY Title: Director	By:	/s/ JOHN QUICK Name: JOHN QUICK Title: Managing Director

THE BANK OF NEW YORK, as Lender		BANK ONE, NA, as Lender
By:	/s/ BRENDAN T. NEDZI Name: BRENDAN T. NEDZI Title: Senior Vice President	By:	/s/ WILLIAM BUHR Name: WILLIAM BUHR Title: Associate
FRANKLIN CLO I LTD, as Lender		FRANKLIN CLO II LTD, as Lender
By:	/s/ RICHARD D'ADDARIO Name: RICHARD D'ADDARIO Title: Vice President	By:	/s/ RICHARD D'ADDARIO Name: RICHARD D'ADDARIO Title: Vice President
FRANKLIN CLO III LTD, as Lender		FRANKLIN CLO IV, LIMITED, as Lender
By:	/s/ RICHARD D'ADDARIO Name: RICHARD D'ADDARIO Title: Vice President	By:	/s/ RICHARD D'ADDARIO Name: RICHARD D'ADDARIO Title: Vice President
FRANKLIN FLOAT RATE TRUST, as Lender		FRANKLIN FLOATING DAILY, as Lender
By:	/s/ RICHARD D'ADDARIO Name: RICHARD D'ADDARIO Title: Senior Vice President	By:	/s/ RICHARD D'ADDARIO Name: RICHARD D'ADDARIO Title: Senior Vice President
ING CAPITAL LLC, as Lender		AERIES FINANCE-II LTD. By: INVESCO Senior Secured Management, Inc. as Sub-Managing Agent
By:	/s/ WILLIAM POVEY Name: WILLIAM POVEY Title: Managing Director	By:	/s/ JOSEPH ROTONDO Name: JOSEPH ROTONDO Title: Authorized Signatory

AIM FLOATING RATE FUND By: INVESCO Senior Secured Management, Inc. as Attorney in fact		AMARA-I FINANCE, LTD. By: INVESCO Senior Secured Management, Inc. as Financial Manager
By:	/s/ JOSEPH ROTONDO Name: JOSEPH ROTONDO Title: Authorized Signatory	By:	/s/ JOSEPH ROTONDO Name: JOSEPH ROTONDO Title: Authorized Signatory
AMARA 2 FINANCE, LTD. By: INVESCO Senior Secured Management, Inc. as Financial Manager		AVALON CAPITAL LTD. By: INVESCO Senior Secured Management, Inc. as Portfolio Advisor
By:	/s/ JOSEPH ROTONDO Name: JOSEPH ROTONDO Title: Authorized Signatory	By:	/s/ JOSEPH ROTONDO Name: JOSEPH ROTONDO Title: Authorized Signatory
AVALON CAPITAL LTD. 2 By: INVESCO Senior Secured Management, Inc. as Portfolio Advisor		INVESCO CBO 2000-1 LTD. By: INVESCO Senior Secured Management, Inc. as Portfolio Advisor
By:	/s/ JOSEPH ROTONDO Name: JOSEPH ROTONDO Title: Authorized Signatory	By:	/s/ JOSEPH ROTONDO Name: JOSEPH ROTONDO Title: Authorized Signatory
CHARTER VIEW PORTFOLIO By: INVESCO Senior Secured Management, Inc. as Investment Advisor		DIVERSIFIED CREDIT PORTFOLIO LTD. By: INVESCO Senior Secured Management, Inc. as Investment Advisor
By:	/s/ JOSEPH ROTONDOV Name: JOSEPH ROTONDO Title: Authorized Signatory	By:	/s/ JOSEPH ROTONDO Name: JOSEPH ROTONDO Title: Authorized Signatory
INVESCO EUROPEAN CDO I S.A. By: INVESCO Senior Secured Management, Inc. as Collateral Manager		OASIS COLLATERALIZED HIGH INCOME PORTFOLIOS-1, LTD. By: INVESCO Senior Secured Management, Inc. as Subadvisor
By:	/s/ JOSEPH ROTONDO Name: JOSEPH ROTONDO Title: Authorized Signatory	By:	/s/ JOSEPH ROTONDO Name: JOSEPH ROTONDO Title: Authorized Signatory

SARATOGA CLO I, LIMITED By: INVESCO Senior Secured Management, Inc. as Asset Manager		SEQUILS-LIBERTY, LTD. By: INVESCO Senior Secured Management, Inc. as Collateral Manager
By:	/s/ JOSEPH ROTONDO Name: JOSEPH ROTONDO Title: Authorized Signatory	By:	/s/ JOSEPH ROTONDO Name: JOSEPH ROTONDO Title: Authorized Signatory
NATIONAL CITY BANK, as Lender		THE NORTHERN TRUST COMPANY, as Lender
By:	/s/ TOM GURBACH Name: TOM GURBACH Title: Vice President	By:	/s/ PETER R. MARTINETS Name: PETER R. MARTINETS Title: Vice President
HARBOURVIEW CLO IV, LTD.		HARBOURVIEW CLO V, LTD.
By:	/s/ BILL CAMPBELL Name: BILL CAMPBELL Title: Manager	By:	/s/ BILL CAMPBELL Name: BILL CAMPBELL Title: Manager

OPPENHEIMER SENIOR FLOATING RATE FUND		PACIFICA PARTNERS I, L.P., By: Imperial Credit Asset Management as its Investment Manager as Lender
By:	/s/ BILL CAMPBELL Name: BILL CAMPBELL Title: Manager	By:	/s/ DEAN KAWAI Name: DEAN KAWAI Title: Senior Vice President
PROMETHEUS INV FUND NO. 2, as Lender		PROMETHEUS INV NO. 1, as Lender
By:	/s/ IRV ROA Name: IRV ROA Title: Director	By:	/s/ IRV ROA Name: IRV ROA Title: Director
By:	/s/ ELIZABETH TALLMADGE Name: ELIZABETH TALLMADGE Title: Managing Director Chief Investment Officer	By:	/s/ ELIZABETH TALLMADGE Name: ELIZABETH TALLMADGE Title: Managing Director Chief Investment Officer
STANFIELD CLO LTD. By: Stanfield Capital Partners LLC as its Investment Manager as Lender		WINDSOR LOAN FUNDING, LIMITED By: Stanfield Capital Partners LLC as its Collateral Manager as Lender
By:	/s/ CHRISTOPHER A. BONDY Name: CHRISTOPHER A. BONDY Title: Partner	By:	/s/ CHRISTOPHER A. BONDY Name: CHRISTOPHER A. BONDY Title: Partner
STANFIELD ARBITRAGE CDO, LTD. By: Stanfield Capital Partners LLC as its Collateral Manager as Lender		STANFIELD QUATTRO CLO, LTD. By: Stanfield Capital Partners LLC as its Collateral Manager as Lender
By:	/s/ CHRISTOPHER A. BONDY Name: CHRISTOPHER A. BONDY Title: Partner	By:	/s/ CHRISTOPHER A. BONDY Name: CHRISTOPHER A. BONDY Title: Partner

HAMILTON CDO, LTD. By: Stanfield Capital Partners LLC as its Collateral Manager as Lender		AURUM CLO 2002-1 LTD. By: Columbia Management Advisors, Inc. (f/k/a Stein Roe & Farnham Incorporated), as Investment Manager
By:	/s/ CHRISTOPHER A. BONDY Name: CHRISTOPHER A. BONDY Title: Partner	By:	/s/ JAMES R. FELLOWS Name: JAMES R. FELLOWS Title: Sr. Vice President & Portfolio Manager
SRF 2000, INC., as Lender		C-SQUARED CDO LTD. By: TCW Advisors, Inc., as its Portfolio Manager
By:	/s/ DIANA M. HIMES Name: DIANA M. HIMES Title: Assistant Vice President	By:	/s/ RICHARD F. KURTH Name: RICHARD F. KURTH Title: Senior Vice President
KZH CRESCENT LLC		KZH CRESCENT-2 LLC
By:	/s/ HI HUA Name: HI HUA Title: Authorized Agent	By:	/s/ HI HUA Name: HI HUA Title: Authorized Agent
KZH CRESCENT-3 LLC		TCW SELECT LOAN FUND, LIMITED By: TCW Advisors, Inc., as its Collateral Manager
By:	/s/ HI HUA Name: HI HUA Title: Authorized Agent	By:	/s/ RICHARD F. KURTH Name: RICHARD F. KURTH Title: Senior Vice President
		By:	/s/ JONATHAN R. INSULL Name: JONATHAN R. INSULL Title: Managing Director

SEQUILS I, LTD. By: TCW Advisors, Inc., as its Collateral Manager		SEQUILS IV, LTD. By: TCW Advisors, Inc., as its Collateral Manager
By:	/s/ RICHARD F. KURTH Name: RICHARD F. KURTH Title: Senior Vice President	By:	/s/ RICHARD F. KURTH Name: RICHARD F. KURTH Title: Senior Vice President
By:	/s/ JONATHAN R. INSULL Name: JONATHAN R. INSULL Title: Managing Director	By:	/s/ JONATHAN R. INSULL Name: JONATHAN R. INSULL Title: Managing Director
TORONTO DOMINION (NEW YORK), INC. as Lender		WACHOVIA BANK, National Association,
By:	/s/ GWEN ZIRKLE Name: GWEN ZIRKLE Title: Vice President	By:	/s/ ROBERT G. MCGILL JR. Name: ROBERT G. MCGILL JR. Title: Vice President
WELLS FARGO BANK, N.A., as Lender
By:	/s/ GREGORY J. MELLOR Name: GREGORY J. MELLOR Title: Vice President

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  Exhibit 10.1
AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT AND LIMITED WAIVER AND CONSENT